Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Registration Statement on Form S-1 of the reference to our firm under the caption “Experts” and of our report dated February 26, 2010, relating to the consolidated financial statements of Ancestry.com Inc., included and incorporated by reference in the Registration Statement on Form S-1 (No. 333-170259) and related Prospectus of Ancestry.com Inc.
/s/ Ernst & Young LLP
Salt Lake City, Utah
November 11, 2010